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                                                   EXHIBIT 5



(215) 977-2188

                                  May 8, 1997

U.S. Bioscience, Inc.
One Tower Bridge
100 Front Street
West Conshohocken, PA  19428

     Re: U.S. Bioscience, Inc. - Registration Statement on Form S-8 Relating to the U.S. Bioscience, Inc. 1996 Non-Employee Directors Stock Option Plan, the U.S. Bioscience, Inc. Non-Executive Stock Option Plan and the U.S. Bioscience, Inc. 1992 Stock Option Plan
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Ladies and Gentlemen:

     As counsel to U.S. Bioscience, Inc. (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 2,150,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), that may be issued under certain of the Company's stock option plans, as follows: 50,000 shares of Common Stock to be issued under the U.S. Bioscience, Inc. 1996 Non-Employee Directors Plan (the "1996 Plan"); 1,000,000 shares of Common Stock to be issued under the U.S. Bioscience, Inc. Non-Executive Stock Option Plan (the "Non-Executive Plan"); and 1,100,000 shares of Common Stock to be issued under the U.S. Bioscience, Inc. 1992 Stock Option Plan (the "1992 Plan" and, collectively with the 1996 Plan and the Non-Executive Plan, the "Plans").

     In this connection, we have examined the Company's Certificate of Incorporation, as amended, By-Laws, as amended, and such corporate records and other documents as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not
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been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination and the information thus supplied, it is our opinion that the shares of Common Stock offered and to be offered under each of the Plans, when issued and sold to the option holders pursuant to the terms of the 1996 Plan, the Non-Executive Plan and the 1992 Plan, as the case may be, and the options granted and to be granted thereunder, will be legally issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                    /s/ Wolf, Block, Schorr and Solis-Cohen

                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN